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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 28, 2003
                Date of Report (Date of earliest event reported)


                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                1-13626           75-2293354
     (State or other jurisdiction   (Commission       (IRS Employer
           of incorporation)        File Number)     Identification No.)

                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
              (Address of principal executive offices and zip code)



                                 (972) 420-8200
                         (Registrant's telephone number,
                              including area code)



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ITEM 5.  OTHER EVENTS

CONFERENCE CALL REGARDING 2ND QUARTER FINANCIAL RESULTS

         Horizon Health Corporation will provide an online Web simulcast of its second quarter ended February 28, 2003, earnings conference call on Friday, March 28, 2003, at 10:00 a.m. Central Time. The Company's results for the second quarter and six months ended February 28, 2003, will be released after the close of market on Thursday, March 27, 2003.

         The live broadcast of Horizon Health Corporation's conference call will begin at 10:00 a.m. Central Time on March 28, 2003. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.horizonhealthcorp.com or at www.streetevents.com.


OFFICER SALE OF STOCK PURSUANT TO SEC RULE 10b5-1[c]

         James W. McAtee, President of the Company, has entered into a written sales plan with a broker pursuant to SEC Rule 10b5-1[c] pursuant to which sales of Common Stock of the Company owned by Mr. McAtee will be sold in the public market. The plan has a term of eighteen months that commenced February 10, 2003 and covers a total of approximately 78,000 shares.










                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     HORIZON HEALTH CORPORATION

Date:    February 28, 2003                           By:   /s/ Ronald C. Drabik
                                                     --------------------------

                                                     Ronald C. Drabik
                                                     Senior Vice President,
                                                     Finance and Administration